                                                                   Exhibit 10.16


                        Hall, Kinion & Associates, Inc.
                              China Basin Landing
                          185 Berry Street, Suite 6440
                            San Francisco, CA  94107

                                _______ __, ____

[Employee Name]
[Employee Address]

Dear [Employee Name]:

          Hall, Kinion & Associates, Inc. (the "Company") is pleased to [make/amend] the offer letter ("Offer Letter") [that you executed with the Company] on _________ __, ____ on the following terms:

          1.   Accelerated Vesting.  Subject to Section 3 below, upon a Change
          --   -------------------
in Control (as defined in Section 5 below), to the extent that your options covering shares of the Company's Common Stock do not otherwise provide for full vesting acceleration, you shall be entitled to the accelerated vesting of stock options, as described below.

          (a) All options to purchase shares of the Company's Common Stock held by you at the time of the Change in Control shall immediately become exercisable and vested in full, whether such options were granted before or after the date of this letter agreement.

          (b) All shares of the Company's Common Stock held by you at the time of the Change in Control shall immediately vest in full and the Company's right to repurchase such shares shall lapse, whether such shares were issued before or after the date of this letter agreement.

          To the extent provided in this Section 1, this letter agreement shall be deemed to be an amendment of the exercisability and vesting provisions of all stock option agreements, stock purchase agreements and similar instruments executed by you and the Company that did not otherwise provide for full vesting acceleration upon a Change in Control.

          2. Salary Continuation and Other Benefits.  In the event that the
          -- --------------------------------------
Company terminates your employment without your consent for any reason other than Cause (as defined in Section 7 below), or you experience a Constructive Discharge (as defined in Section 6 below) within 12 months following a Change in Control, then the Company shall pay to you each of the following or you will be entitled to receive the following, subject to the terms of Section 3 below:

          (a) Your most recent base salary (at the annual rate then in effect) for 12 months following the termination of your employment, in accordance with the Company's standard payroll procedures;

Rita Hazell                                                    OCTOBER 21, 1999
                                                                         Page 2


          (b) An amount equal to the annual bonus that was paid to you for the most recent 12-month period preceding your termination;

          (c) Your Company car that is leased by the Company on your behalf, without any additional payments from you;

          (d) [Forgiveness of any outstanding principal and accrued and unpaid interest under the promissory note, dated _________ ____, between you and the Company; ]and

          (e) Continued coverage at the Company's expense under all medical plans in which you and your dependents have participated through date of termination, provided you are eligible for and elect COBRA coverage, for a period extending through the earlier of 12 months after your termination of employment and the date that your (or, with respect to a dependent, such dependent's) COBRA eligibility ceases.

          3. Pooling of Interests.  If the Company and the other party to the
          -- --------------------
transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the accelerated vesting of stock options and shares described in Section 1 and the cash payment and other benefits described in Section 2 shall not occur to the extent that the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that such cash payment, benefits or acceleration would preclude the use of "pooling of interests" accounting.

          4. Release of Claims.  Any other provision of this letter agreement
          -- -----------------
notwithstanding, the vesting acceleration, salary continuation and other benefits described in Sections 1 and 2 shall not apply unless you (a) have executed a general release (in a form prescribed by the Company) of all known and unknown claims that you may then have against the Company or persons affiliated with the Company and (b) have agreed not to prosecute any legal action or other proceeding based upon any of such claims.

          5. Definition of Change in Control.  For all purposes under this
          -- -------------------------------
letter agreement, "Change in Control" shall mean the occurrence of any of the following events after the date of this letter agreement:

          (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

          (b) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially

Rita Hazell                                                    OCTOBER 21, 1999
                                                                         Page 3

the same proportions by the persons who held the Company's securities immediately before such transaction.

          6. Definition of Constructive Discharge.  For all purposes under this
          -- ------------------------------------
letter agreement, "Constructive Discharge" shall mean that following one of the following events, you resign from the Company:

          (a) Your responsibilities are materially diminished, you are assigned duties that are inconsistent with your position under the Offer Letter or your title is changed without your consent; or

          (b)  Your most recent base salary is reduced.

          7. Definition of Cause.  For all purposes under this letter agreement,
          -- -------------------
"Cause" shall mean:

          (a) Your failure to perform your material duties which continues for more than 30 days after receipt of a written warning from the Company specifying the act or omission that constitutes Cause, other than a failure resulting from your complete or partial incapacity due to physical or mental illness or impairment;

          (b) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof; or

          (c) Gross misconduct or fraud.

The foregoing, however, shall not be
deemed an exclusive list of all acts or omissions that the Company (or a subsidiary of the Company) may consider as grounds for your discharge.

          8. Golden Parachute Excise Tax.
          -- ---------------------------

          (a) Application of Limitation.  This Section 8 shall apply only if
          --- -------------------------
you, on an after-tax basis, would receive more value under this letter agreement after the application of this Section 8 than before the application of this
Section 8. For this purpose, "after-tax basis" shall mean a calculation taking into account all federal and state income and excise taxes imposed on you, including (without limitation) the excise tax described in section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). If this Section 8 is applicable, it shall supersede any conflicting provision of this letter agreement. The rules set forth in this Section 8 supersede all other agreements between you and the Company with respect to whether the Company shall make a payment or property transfer to, or for the benefit of, you that would subject you to the excise tax described in section 4999 of the Code, and Section 8 of this letter agreement shall be deemed to be an amendment of such agreements.

          (b) Basic Rule. Unless the Company and the Executive otherwise agree
           --- ----------
in writing, the determination of Executive's excise tax liability and the amount required to be paid under this Section 8 shall be made in writing by the independent public accountants of the Company. For purposes of making calculations required by this Section 8, the accountants may

Rita Hazell                                                    OCTOBER 21, 1999
                                                                         Page 4


make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the accountants such information and documents as the accountants may reasonably request in order to make a determination under this Section 8. The Company shall bear all costs and expenses of the accountants in connection with any work performed pursuant to the provisions of this Section 8.

          (c) Gross-Up.  In the event that the benefits provided for in this
          --- --------
Agreement or otherwise payable to Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by Section 4999 of the Code, then Executive shall receive (i) a payment from the Company sufficient to pay such excise tax, and (ii) an additional payment from the Company sufficient to pay the excise tax and federal and state income taxes arising from the payments made by the Company to Executive pursuant to this
Section 8.

          (d) Uncertainty of the calculation. As a result of uncertainty in the
          --- ------------------------------
application of section 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company that should not have been made (an "Overpayment") or that an additional payment that will not have been made by the Company could have been made (an "Underpayment"). In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against you that the Auditors believe has a high probability of success, determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to, or for the benefit of, you, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code. In the event that the Auditors determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to you that you shall repay to the Company, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by you to the Company if and to the extent that such payment would not reduce the amount that is subject to an excise tax under section 4999 of the Code. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the "parachute payments".

          9. Successors.
          -- ----------

          (a) Company's Successors.  The Company shall require any successor
          ---  --------------------
(whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to you, to assume this letter agreement and to agree expressly to perform this letter agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this letter agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Subsection (a) or which becomes bound by this letter agreement by operation of law.

Rita Hazell                                                    OCTOBER 21, 1999
                                                                         Page 5


          (b) Employee's Successors.  This letter agreement and all your rights
          --- ---------------------
hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          10. Miscellaneous Provisions.
          --- ------------------------

          (a) Notice.  Notices and all other communications contemplated by
          --- ------
this letter agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In your case, mailed notices shall be addressed to you at the home address which you most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b) Waiver.  No provision of this letter agreement shall be modified,
          --- ------
waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by you and by an authorized officer of the Company (other than yourself). No waiver by either party of any breach of, or of compliance with, any condition or provision of this letter agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) Severability.  The invalidity or unenforceability of any
          --- ------------
provision or provisions of this letter agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (d) No Retention Rights.  Nothing in this letter agreement shall
          --- -------------------
confer upon you any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way your rights or the rights of the Company or any subsidiary of the Company, which rights are hereby expressly reserved by each, to terminate your service at any time and for any reason, with or without Cause.

          (e) Choice of Law.  The validity, interpretation, construction and
          --- -------------
performance of this letter agreement shall be governed by the laws of the State of California (other than their choice-of-law provisions).

          (f) Entire Agreement.  This letter and the Offer Letter contain all
          --- ----------------
of the terms of your employment with the Company and supersede any prior understandings or agreements, whether oral or written, between you and the Company.

          11. Withholding Taxes.  All forms of compensation referred to in this
          --- -----------------
letter agreement are subject to reduction to reflect applicable withholding and payroll taxes.

Rita Hazell                                                    OCTOBER 21, 1999
                                                                         Page 6


          We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this amendment to your Offer Letter by signing and dating the enclosed duplicate original of this letter agreement and returning them to me.

                                 Very truly yours,

                                 Hall, Kinion & Associates, Inc.

                                 By:____________________________

                                 Title:_________________________


I have read and accept this [amendment to the] Offer Letter:


----------------------------------
Signature of [Employee Name]


Dated:  __________ __, ____